CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 22, 2025 relating to the financial statements of Flexsteel Industries, Inc., and the effectiveness of Flexsteel Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Flexsteel Industries, Inc. for the year ended June 30, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

February 4, 2026